                                                                      Exhibit 21

                        Subsidiaries of the Registrant

                                                          Incorporation
                      Legal Entity                           State           Country
                      ------------                           -----           -------
American List Corporation                                 Delaware            US
American Sampling Incorporated                            Delaware            US
American Student List Corp.                               New York            US
Arnold Communications, Inc.                               Massachusetts       US
Arnold Ingalls Moranville, Inc.                           California          US
Barry Blau & Partners of California, Inc.                 California          US
Barry Blau & Partners of Maryland, Inc.                   Maryland            US
Barry Blau & Partners of New York, Inc.                   New York            US
Barry Blau & Partners West, Inc.                          Connecticut         US
Bay IV Berry Associates, Inc.                             Connecticut         US
Bay V Berry Associates, Inc.                              Connecticut         US
Berenson, Isham & Partners, Inc.                          Massachusetts       US
Blau Broadcast Direct, Inc.                               Connecticut         US
Blau Marketing Technologies, Inc.                         Delaware            US
Bounty Gift-Pax                                           Delaware            US
Bounty Holdings Inc. (US)                                 Delaware            US
Bounty Publications Inc.                                  Delaware            US
Broadwell Marketing Group, Inc.                           Texas               US
Circle Interactive, LLC                                   Delaware            US
Circle.com                                                Delaware            US
Direct Edgemarketing, Inc.                                Illinois            US
E-Studio Inc.                                             Georgia             US
Echo Marketing, Inc. dba Echo Media                       Georgia             US
Edge Network, Inc.                                        Texas               US
Even Steven, Inc.                                         New York            US
Forbes Group Corporation                                  Texas               US
G.P. Snyder Marketing Services, Inc.                      Delaware            US
Huckleberry Corporation                                   Connecticut         US
International Olympian Coin Centre, Ltd.                  Connecticut         US
Manhattan Response Group                                  New York            US
Media Syndication Global                                  New York            US
National Sales Services, Inc. DBA National Retail Sales   Delaware            US
Natural Intelligence, Inc.                                Massachusetts       US
Snyder OOI Acquisition, Inc.                              New York            US
Polygon Multi-Faceted Communications, Inc.                Texas               US
Preferred Response Guild, LP                              New York            US
Response Analytics, Inc.                                  Georgia             US
Response Marketing Group, LLC                             Georgia             US

                                                                      Exhibit 21
                                                                     (Continued)

                                                          Incorporation
               Legal Entity                                   State           Country
               ------------                               -------------       -------
Rockpile Interactive                                      California          US
Sampling Corporation of America                           Illinois            US
SMS Employee Stock Ownership Fund                         Delaware            US
SNC Holdings, Inc.                                        Delaware            US
Snyder Acquisition Corp. III                              Delaware            US
Snyder Acquisitions Holding, Inc.                         Delaware            US
Snyder Communications, Inc. (Parent)                      Delaware            US
Snyder Complete Target Marketing Solutions, Inc.          Nevada              US
Snyder Direct Services, Inc.                              Delaware            US
Snyder Foreign Acquisition, Inc.                          Delaware            US
Snyder Marketing Services, Inc.                           Delaware            US
Spyglass Management Company, Inc.                         Texas               US
Steve Blake Development                                   New York            US
Stork Nursery Supplies, Inc. (US)                         Delaware            US
Tracer Transaction Systems, Inc.                          Texas               US
Tsunami Consulting Group, Inc.                            Colorado            US
Vision Integrated Marketing                               California          US
Baby Junction Limited                                                         UK
Baby Love Limited                                                             UK
BDDH Group                                                                    UK
Blau Direct International Limited                                             UK
Blau Tequila                                                                  UK
Bounty Group Employee Share Scheme Trust                                      UK
Bounty Group Holdings Limited                                                 UK
Bounty Group Limited                                                          UK
Bounty Holdings Limited                                                       UK
Bounty Publications Limited                                                   UK
Bounty Services (Ireland) Limited                                             UK
Bounty Services Limited                                                       UK
Bounty Vision Limited                                                         UK
Brann Direct Marketing, Ltd.                                                  UK
Brann Holdings Limited                                                        UK
Brann Limited Brann I                                                         UK
Brann Software Limited                                                        UK
Brann Telephone Marketing, Ltd.                                               UK
Christian Brann Limited                                                       UK
Columns Limited                                                               UK
Contact 24 Limited                                                            UK
Diss Building & Maintenance Services Limited                                  UK
Diss Fulfillment Services Limited                                             UK

                                                                      Exhibit 21
                                                                     (Continued)

                                                            Incorporation
               Legal Entity                                     State         Country
               ------------                                 ---------         -------
Diss Fulfilment Services (Ireland) Limited                                    UK
Ellert Payroll Services Limited                                               UK
Ellert Retail Operation Services Limited                                      UK
Encorehaven                                                                   UK
Firefly Research Limited                                                      UK
Global Vision Limited                                                         UK
M SC Communications Limited                                                   UK
Music Line Limited                                                            UK
Newbury Direct Marketing Services                                             UK
Palcon Limited                                                                UK
Partners Andrews Aldridge Limited                                             UK
Partners BDDH Limited                                                         UK
Redwood Packaging Ltd.                                                        UK
Revelfax Limited                                                              UK
SJA Marketing Services Limited                                                UK
Snyder Communications Holdings (UK) Limited                                   UK
Snyder Europe Limited                                                         UK
Snyder Finance Ltd.                                                           UK
Snyder Group PLC (BDDH)                                                       UK
Snyder Limited                                                                UK
Source Associates Limited                                                     UK
Stork Nursery Supplies Limited                                                UK
Waveney Glass Company, The                                                    UK
IMG Canada                                                                    Canada
Brann Acquisition Belgium (KI)                                                Belgium
Brann Acquisition Belgium sprl (en cours de
 constitution)                                                                Belgium
KI Call Center Interim                                                        Belgium
KI Outsourcing                                                                Belgium
KI Partners                                                                   Belgium
KI Teleresources                                                              Belgium
KI Teleservices                                                               Belgium
KI Partners France                                                            France